UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2007

SATELLITE SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-28739	91-1903590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 880263, San Diego, California	92168-0263
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (619) 977-1515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in response to Item 8.01 of this report is incorporated by reference into this Item 5.03.

ITEM 8.01	Other Events.

Effective as of August 6, 2007, Satellite Security Corporation ("we," "our," "us," or the "Company") obtained stockholder approval of a 500 to 1 reverse stock split of its outstanding shares of common stock.  We have filed a certificate of amendment to our articles of incorporation with the Nevada Secretary of State which will become effective on August 18, 2007.  As of the effective time, every 500 shares of our common stock that are issued and outstanding immediately prior to the effective time will be combined into one issued and outstanding share of common stock. Neither the par value per share of our common stock ($0.001) nor the total number of authorized shares of our common stock (250,000,000) will change.  No fractional shares of common stock will be issued in connection with the effectiveness of the reverse split.  Instead, we will round up and issue a whole share to each affected stockholder.

We issued a press release announcing our stockholder approval of the reverse split, a copy of which is attached as an exhibit to this report.

Following the filing of the certificate of amendment to our articles of incorporation, we intend to consummate the transactions contemplated by the agreement (the "Agreement") dated June 29, 2007, we entered with our subsidiary, Satellite Security Systems, Inc., a California corporation ("S3"), Mr. Zirk Engelbrecht, our chief executive officer and sole director, and the holders (the "Noteholders") of an aggregate of $3.3 million in secured convertible notes (collectively, the “Notes”), the terms of which were disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2007.  As explained in more detail in our previous filings with the Securities and Exchange Commission, we are in default under the Notes, which are secured by all of our assets, and we owe more than $3.5 million thereunder.  Upon consummation of the transactions contemplated by the Agreement, in accordance with the Noteholders' exercise of their remedy under California Uniform Commercial Code § 9620, we and S3 will have consented to the acceptance by the Noteholders of our right, title and interest in substantially all of our assets and in exchange for our consent, the Noteholders will, among other things: (i) convert all outstanding amounts due and all obligations under the Notes into an aggregate of 2,000,000 shares of our common stock (calculated on a post split basis after taking into account the reverse split discussed above); (ii) waive all breaches, defaults and/or events of default under the loan documents related to the Notes, and all penalties, accrued and unpaid interest, charges, fees and costs; and (iii) cancel all outstanding Class A common stock purchase warrants and Class B common stock purchase warrants issued to the Noteholders in connection with the Notes.  Accordingly, our obligations under the Notes, including our obligation to pay the principal, plus all accrued interest, will terminate.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated August 6, 2007.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

SATELLITE SECURITY CORPORATION
Registrant

August 13, 2007	By:	/s/ ZIRK ENGELBRECHT
Zirk Engelbrecht, Chief Executive Officer
As Principal Executive Officer
and on behalf of Registrant